GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp, Inc.

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp, Inc.

(812) 482-1314

August 1, 2006	GERMAN AMERICAN BANCORP, INC. REPORTS INCREASED SECOND QUARTER AND RECORD YEAR-TO-DATE EARNINGS

German American Bancorp, Inc., Jasper, Indiana, (NASDAQ: GABC) today reported increased second quarter earnings and record year-to-date 2006 earnings in terms of both net income and earnings per share. The Company’s second quarter 2006 net income was $2,488,000, or $0.23 per share, compared to $2,408,000, or $0.22 per share during the second quarter of last year. On a year-to-date basis, 2006 earnings were $5,051,000, or $0.46 per share, which represents the highest level of six months earnings recorded in the Company’s history. 2006 earnings increased by approximately 5% from 2005 reported net income and earnings per share which were $4,819,000 and $0.44 per share, respectively.

Contributing to the Company’s solid second quarter earnings were a $923,000 increase in the level of net interest income and additional non-interest income of $171,000, as well as a significant reduction totaling $637,000 in the provision for loan loss related to improvements in the quality of the Company’s loan portfolio. An offsetting factor to these positive earnings contributors of $1,731,000 was a $1,406,000 increase of non-interest related operating expenses.

On a year-to-date basis, the Company’s strong 2006 financial results were reflective of a similar comparison with net interest income increasing by $1,800,000, an improvement of non-interest income of $224,000, and a reduced level of provision for loan losses of $829,000. Partially offsetting these $2,853,000 of year-to-date earnings enhancements, non-interest related operating expenses were $2,171,000 higher in 2006 relative to that recorded during the first six months of 2005.

The Company’s 2006 second quarter and year-to-date financial results are reflective of the operating results of the recent acquisitions of PCB Holding Company and Stone City Bancshares, Inc.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp, Inc.

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp, Inc.

(812) 482-1314

“The strong second quarter financial performance marked the sixth consecutive quarter of solid improvement in reported net income and earnings per share relative to the same quarterly period of the prior fiscal year”, stated Mark A. Schroeder, President & Chief Executive Officer. “This impressive trend in improved operating performance is directly attributable to our ability to successfully position the Company to benefit from the recent return to a more normal interest rate and economic environment. We’re extremely pleased with our record level of year-to-date financial performance and are optimistic that our first half results will provide the impetus for strong financial performance throughout the balance of 2006.”

Schroeder continued, “In addition to the strength of our operating results, we are also very well positioned in terms of second quarter balance sheet growth driven by annualized linked-quarter total loan growth of 13%, including annualized commercial loan growth of 19%. Furthermore, our loan pipeline indicates a continuation of strong loan growth potential during the upcoming quarter. This combination of strong financial performance and promising prospects for continued loan growth bodes well in terms of our future performance levels.”

The Company also announced its Board of Directors has declared a regular quarterly cash dividend of $0.14 per share which will be payable on August 20, 2006 to shareholders of record as of August 10, 2006.

German American Bancorp, Inc. is a $1 billion financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC. Including Stone City Bank, which was acquired January 1, 2006, the Company now operates six affiliated community banks with 29 retail banking offices in the nine contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Perry, Pike, and Spencer. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and German American Insurance, Inc., a full-line property and casualty insurance subsidiary with five independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp, Inc.

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp, Inc.

(812) 482-1314

Forward-Looking Statements

German American’s statements in this press release regarding financial performance, including loan growth potential and asset quality, may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or regionally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income
	June 30,
	2006	2005
ASSETS
Cash and Due from Banks	$26,149	$17,996
Short-term Investments	5,424	7,685
Investment Securities	206,218	191,131

Loans Held-for-Sale	2,261	3,038

Loans, Net of Unearned Income	705,787	625,443
Allowance for Loan Losses	(9,019)	(9,501)

Net Loans	696,768	615,942

Stock in FHLB and Other Restricted Stock	14,483	13,829
Premises and Equipment	23,124	19,440
Goodwill and Other Intangible Assets	12,710	3,962
Other Assets	37,403	36,204

TOTAL ASSETS	$1,024,540	$909,227

LIABILITIES
Non-interest-bearing Demand Deposits	$126,011	$120,656
Interest-bearing Demand, Savings, and
Money Market Accounts	320,605	281,123
Time Deposits	358,157	307,819

Total Deposits	804,773	709,598

Borrowings	119,717	104,211
Other Liabilities	11,322	11,729

TOTAL LIABILITIES	935,812	825,538

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,202	76,490
Retained Earnings	11,362	7,556
Accumulated Other Comprehensive Loss	(1,836)	(357)

TOTAL SHAREHOLDERS' EQUITY
	88,728	83,689

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,024,540	$909,227

END OF PERIOD SHARES OUTSTANDING	11,008,821	10,824,223

BOOK VALUE PER SHARE	$8.06	$7.73

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

INTEREST INCOME
Interest and Fees on Loans	$12,813	$10,074	$25,195	$19,988
Interest on Short-term Investments	136	52	262	139
Interest and Dividends on Investment Securities	2,428	2,046	4,668	4,049

TOTAL INTEREST INCOME	15,377	12,172	30,125	24,176

INTEREST EXPENSE
Interest on Deposits	5,068	3,082	9,550	5,971
Interest on Borrowings	1,411	1,115	2,801	2,231

TOTAL INTEREST EXPENSE	6,479	4,197	12,351	8,202

Net Interest Income	8,898	7,975	17,774	15,974
Provision for Loan Losses	54	691	344	1,173

Net Interest Income after
Provision for Loan Losses	8,844	7,284	17,430	14,801

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	454	229	667	465
Net Gain/(Loss) on Securities	—	—	—	—
Other Non-interest Income	3,274	3,328	6,755	6,733

TOTAL NON-INTEREST INCOME	3,728	3,557	7,422	7,198

NON-INTEREST EXPENSE
Salaries and Benefits	5,367	4,531	10,551	9,127
Other Non-interest Expenses	3,747	3,177	7,266	6,519

TOTAL NON-INTEREST EXPENSE	9,114	7,708	17,817	15,646

Income before Income Taxes	3,458	3,133	7,035	6,353
Income Tax Expense	970	725	1,984	1,534

NET INCOME	$2,488	$2,408	$5,051	$4,819

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.23	$0.22	$0.46	$0.44

WEIGHTED AVERAGE SHARES OUTSTANDING	10,993,898	10,832,135	10,993,567	10,863,370
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,000,333	10,836,778	11,002,189	10,873,771

EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	0.98%	1.05%	1.00%	1.05%
Annualized Return on Average Equity	11.36%	11.74%	11.53%	11.56%
Net Interest Margin	3.99%	3.93%	4.01%	3.93%
Efficiency Ratio (1)	70.57%	65.02%	69.15%	65.69%
Net Overhead Expense to Average Earning Assets (2)	2.33%	1.96%	2.26%	1.99%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.44%	0.10%	0.31%	0.15%
Allowance for Loan Losses to Period End Loans			1.28%	1.52%
Non-performing Assets to Period End Assets			1.24%	1.69%
Non-performing Loans to Period End Loans			1.66%	2.42%

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Income less Total Non-interest Expense.